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                                                                   Exhibit 15.11


                                                                          [LOGO]
                                                                        ANDERSEN


                                                             Arthur Andersen S/C
                                          Praia de Botatogo 300 7 (degree) andar
                                                     22250 040 Rio de Janeiro RJ
                                                                www.andersen.com


February 25, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:


We are aware that our report dated October 22, 2001 on our review of interim financial information of Mineracao Rio do Norte, translated into US Dollars, as of September 30, 2001 and 2000, and for the nine-month period then ended, prepared in conformity with generally accepted principles in the United States, is included in the Amendment no. 1 to the Registration Statement on Form F-3 filed on February 5, 2002 as amended, by Companhia Vale do Rio Doce (Registration No. 333-82136).


Yours very truly,

/s/ ARTHUR ANDERSEN S/C


ARTHUR ANDERSEN S/C


Rio de Janiero, Brazil
February 25, 2002